EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Scores Holding Company, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Scores Holding Company, Inc., of our report dated March 17, 2005 relating to the financial statements of Scores Holding Company, Inc. appearing in the Annual Report on Form 10-KSB of Scores Holding Company, Inc. for the year ended December 31, 2004.


                                                   /s/ Sherb & Co., LLP
                                                   Sherb & Co., LLP
                                                   Independent Registered
                                                   Public Accounting Firm

New York, New York
June 15, 2005